Exhibit 99.1

JIVE SOFTWARE ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

PALO ALTO, Calif., August 4, 2015 – Jive Software, Inc. (Nasdaq: JIVE), the world’s leading provider of modern communication and collaboration solutions for business, today announced financial results for its second quarter ended June 30, 2015.

“Jive exceeded expectations on both the top and bottom line, while making continued improvements to the Company’s profitability. While we have more work to do, our advanced product and engineering innovation cycles have extended Jive’s leadership,” said Elisa Steele, CEO and president of Jive Software. “This quarter we delivered a powerful cloud release of our leading Jive-n and Jive-x solutions. Our new approach also enables us to offer a whole new suite of mobile-first apps, including our recent introduction of Jive Circle, which reinvents the traditional employee directory with a sleek, real-time and secure mobile app. Looking forward, Jive is focused on capturing more market opportunities and believes we are well-positioned to deliver long-term improved growth and profitability.”

Second Quarter 2015 Financial Highlights

•	Revenue: Total revenue for the second quarter was $48.6 million, an increase of 12% on a year-over-year basis. Within total revenue, product revenue was $44.2 million for the second quarter, an increase of 13% on a year-over-year basis. Professional Services revenue for the second quarter was $4.5 million, an increase of 3% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $47.6 million for the second quarter, an increase of 3% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $44.1 million, an increase of 8% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the second quarter was $30.5 million, compared to $26.7 million for the second quarter of 2014. Non-GAAP gross profit was $32.2 million for the second quarter, representing a year-over-year increase of 12% and a non-GAAP gross margin of 66%.

•	Loss from Operations: GAAP loss from operations for the second quarter was $8.9 million, compared to a loss of $14.4 million for the second quarter of 2014. Non-GAAP loss from operations was $2.1 million for the second quarter, compared to a loss of $4.4 million for the second quarter of 2014.

•	Net Loss: GAAP net loss for the second quarter was $9.3 million, compared to a net loss of $14.6 million for the same period last year. GAAP net loss per share for the second quarter was $0.12 based on 75.0 million weighted-average shares outstanding, compared to a net loss per share of $0.21 based on 70.2 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the second quarter was $2.6 million, compared to a net loss of $4.6 million for the same period last year. Non-GAAP net loss per share for the second quarter was $0.03 based on 75.0 million weighted-average shares outstanding, compared to a net loss per share of $0.07 based on 70.2 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of June 30, 2015, Jive had cash and cash equivalents and marketable securities of $126.7 million, a decrease of $7.3 million from $134.0 million at March 31, 2015.

Jive used $5.2 million in cash from operations and invested $907,000 in capital expenditures, leading to negative free cash flow of $6.1 million for the second quarter. Free cash flow was $1.2 million for the second quarter of 2014. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships including: Activision, Allianz, American Express Global Business Travel, Blackboard, Blueline Rental, Chloe & Isabel, Conecteo, David

Yurman, Deutsche Telekom, DTIC, HealthStream, Humana, Huntsman, The Commonwealth of Massachusetts, New York Life, Parkview Health, The Portland Trailblazers, RAND Corporation, Rapid7, and Siam Cement, among others.

•	Introduced Jive Circle, the latest app in the Jive-w portfolio. Jive Circle is a dynamic and secure employee directory app where employees can quickly search and discover other employees in their organization. Jive Circle seamlessly integrates with the Jive Chime real-time messaging app, which provides employees the fastest way to connect with colleagues.

•	Ongoing product innovation for Jive-n and Jive-x solutions.

•	The latest release of Jive-x drives greater customer engagement and satisfaction with a brand new mobile application, an innovative support center and new community engagement analytics. In addition, Jive-x also offers enhanced integrations with industry-leading technology, including Zendesk’s ticket management system to automate support for unanswered customer questions.

•	The latest release of Jive-n offers streamlined content management functionality and simplified self-service capabilities to help employees work better together within organizations. In addition, Jive has extended its capabilities as a collaboration hub that unites employees, information and systems across organizations, geographies, tools and devices with enhanced integrations for Google and Microsoft applications.

•	Jive was named a leader in The Forrester Wave Social Depth Platform by Forrester Research, and received the highest score in the “current offering” category for its content discovery and usability. In addition, the Jive Community, powered by Jive-x, was recognized as one of the top ten web support sites in 2015 by the Association of Support Professionals.

Financial Outlook

As of August 4, 2015, Jive’s guidance for its third quarter 2015 and updated guidance for the full year 2015 is as follows:

•	Third Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $49.0 million to $50.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $3.5 million to $5.0 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.05 to $0.07 based on approximately 75.7 million weighted-average diluted shares outstanding.

•	Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $192.0 million to $196.0 million.

•	Short-term billings growth is expected to be in the range of 0% to 5%.

•	Non-GAAP loss from operations is expected to be in the range of $13.5 million to $16.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.18 to $0.22 based on approximately 75.2 million weighted-average diluted shares outstanding.

•	Free cash flow is expected to be in the range of negative $2.0 million to negative $7.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the second quarter 2015, in addition to discussing the company’s outlook for the third quarter and full year 2015. To access this call, dial 877-870-4263 (domestic) or 412-317-0790 (international). A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through August 12, 2015, by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10069161.

About Jive Software

Jive (Nasdaq: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com or the Jive News Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Non-GAAP net loss and net loss per share exclude a non-recurring gain. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the third fiscal quarter of 2015 and the full year of 2015, expectations regarding our strategy of driving improved financial and operational performance, the effectiveness and intended benefits of our product releases, and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:	Media Contact:

Brian Denyeau	Jason Khoury

ICR	Jive Software

(646) 277-1251	(650) 847-8308

brian.denyeau@icrinc.com	jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Product	$44,156	$39,037	$87,668	$76,414
Professional services	4,455	4,338	8,069	7,990

Total revenues	48,611	43,375	95,737	84,404
Cost of revenues:
Product	12,374	10,835	24,007	20,756
Professional services	5,777	5,805	11,370	11,339

Total cost of revenues	18,151	16,640	35,377	32,095

Gross profit	30,460	26,735	60,360	52,309
Operating expenses:
Research and development	13,577	12,991	27,550	25,888
Sales and marketing	18,959	21,658	37,824	45,159
General and administrative	6,780	6,514	13,279	12,833

Total operating expenses	39,316	41,163	78,653	83,880

Loss from operations	(8,856)	(14,428)	(18,293)	(31,571)
Other income (expense), net:
Interest income	67	60	120	101
Interest expense	(43)	(64)	(122)	(147)
Other, net	(464)	(141)	1,037	(151)

Total other income (expense), net	(440)	(145)	1,035	(197)

Loss before provision for income taxes	(9,296)	(14,573)	(17,258)	(31,768)
Provision for income taxes	14	57	217	186

Net loss	$(9,310)	$(14,630)	$(17,475)	$(31,954)

Basic and diluted net loss per share	$(0.12)	$(0.21)	$(0.23)	$(0.46)

Shares used in basic and diluted per share calculations	75,011	70,233	74,528	69,785

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$20,043	$20,594
Short-term marketable securities	96,306	93,001
Accounts receivable, net of allowances	46,686	66,729
Prepaid expenses and other current assets	13,193	13,490

Total current assets	176,228	193,814
Marketable securities, noncurrent	10,333	7,542
Property and equipment, net of accumulated depreciation	13,150	12,986
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	6,718	9,448
Other assets	9,292	9,314

Total assets	$245,474	$262,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,683	$3,565
Accrued payroll and related liabilities	7,114	6,622
Other accrued liabilities	6,649	8,246
Deferred revenue, current	123,779	128,592
Term debt, current	2,400	2,400

Total current liabilities	146,625	149,425
Deferred revenue, less current portion	24,112	31,947
Term debt, less current portion	2,400	3,600
Other long-term liabilities	1,630	1,288

Total liabilities	174,767	186,260
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	375,068	363,587
Accumulated deficit	(301,159)	(283,684)
Accumulated other comprehensive income	143	39

Total stockholders’ equity	70,707	76,597

Total liabilities and stockholders’ equity	$245,474	$262,857

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(9,310)	$(14,630)	$(17,475)	$(31,954)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,826	3,903	7,964	7,885
Stock-based compensation	5,652	8,808	11,288	18,625
Change in deferred taxes	31	—	63	32
Non-recurring gain	—	—	(1,107)	—
(Increase) decrease in:
Accounts receivable, net	(3,765)	9,212	20,043	19,894
Prepaid expenses and other assets	(569)	(1,840)	(341)	(2,931)
Increase (decrease) in:
Accounts payable	1,902	1,571	2,457	(890)
Accrued payroll and related liabilities	1,535	(564)	519	(311)
Other accrued liabilities	(102)	133	(1,650)	(628)
Deferred revenue	(4,514)	(2,572)	(12,648)	(3,759)
Other long-term liabilities	141	168	279	115

Net cash provided by (used in) operating activities	(5,173)	4,189	9,392	6,078
Cash flows from investing activities:
Payments for purchase of property and equipment	(907)	(2,956)	(3,343)	(6,588)
Purchases of marketable securities	(24,389)	(43,560)	(57,757)	(62,194)
Sales of marketable securities	6,702	7,601	11,302	11,101
Maturities of marketable securities	16,751	24,507	39,802	45,074

Net cash used in investing activities	(1,843)	(14,408)	(9,996)	(12,607)
Cash flows from financing activities:
Proceeds from exercise of stock options	161	480	788	1,528
Taxes paid related to net share settlement of equity awards	(428)	(861)	(595)	(1,115)
Repayments of term loans	(600)	(600)	(1,200)	(1,200)
Earnout payment for prior acquisition	—	—	—	(576)
Non-recurring gain	—	—	1,107	—

Net cash provided by (used in) financing activities	(867)	(981)	100	(1,363)

Net decrease in cash and cash equivalents	(7,883)	(11,200)	(504)	(7,892)
Effect of exchange rate changes	(98)	(26)	(47)	(24)
Cash and cash equivalents, beginning of period	28,024	41,725	20,594	38,415

Cash and cash equivalents, end of period	$20,043	$30,499	$20,043	$30,499

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross profit, as reported	$30,460	$26,735	$60,360	$52,309
Add back:
Stock-based compensation	834	941	1,654	2,111
Amortization related to acquisitions	897	954	1,883	1,926

Gross profit, non-GAAP	$32,191	$28,630	$63,897	$56,346

Gross margin, non-GAAP	66%	66%	67%	67%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Research and development, as reported	$13,577	$12,991	$27,550	$25,888
less:
Stock-based compensation	1,835	2,992	4,353	5,972
Amortization related to acquisitions	65	127	588	254

Research and development, non-GAAP	$11,677	$9,872	$22,609	$19,662

As percentage of total revenues, non-GAAP	24%	23%	24%	23%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sales and marketing, as reported	$18,959	$21,658	$37,824	$45,159
less:
Stock-based compensation	1,010	2,885	1,794	6,627
Amortization related to acquisitions	128	129	259	258

Sales and marketing, non-GAAP	$17,821	$18,644	$35,771	$38,274

As percentage of total revenues, non-GAAP	37%	43%	37%	45%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
General and administrative, as reported	$6,780	$6,514	$13,279	$12,833
less:
Stock-based compensation	1,967	1,990	3,489	3,915

General and administrative, non-GAAP	$4,813	$4,524	$9,790	$8,918

As percentage of total revenues, non-GAAP	10%	10%	10%	11%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Loss from operations, as reported	$(8,856)	$(14,428)	$(18,293)	$(31,571)
Add back:
Stock-based compensation	5,646	8,808	11,290	18,625
Amortization related to acquisitions	1,090	1,210	2,730	2,438

Loss from operations, non-GAAP	$(2,120)	$(4,410)	$(4,273)	$(10,508)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Loss before provision for income taxes, as reported	$(9,296)	$(14,573)	$(17,258)	$(31,768)
Add back:
Stock-based compensation	5,646	8,808	11,290	18,625
Amortization related to acquisitions	1,090	1,210	2,730	2,438
Less:
Non-recurring gain	—	—	(1,107)	—

Loss before provision for income taxes, non-GAAP	$(2,560)	$(4,555)	$(4,345)	$(10,705)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss, as reported	$(9,310)	$(14,630)	$(17,475)	$(31,954)
Add back:
Stock-based compensation	5,646	8,808	11,290	18,625
Amortization related to acquisitions	1,090	1,210	2,730	2,438
Less:
Non-recurring gain	—	—	(1,107)	—

Net loss, non-GAAP	$(2,574)	$(4,612)	$(4,562)	$(10,891)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic and diluted net loss per share, as reported	$(0.12)	$(0.21)	$(0.23)	$(0.46)
Add back:
Stock-based compensation	0.08	0.13	0.15	0.27
Amortization related to acquisitions	0.01	0.02	0.04	0.03
Less:
Non-recurring gain	—	—	(0.01)	—

Basic and diluted net loss per share, non-GAAP(1)	$(0.03)	$(0.07)	$(0.06)	$(0.16)

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenues	$48,611	$43,375	$95,737	$84,404
Deferred revenue, current, end of period	123,779	116,134	123,779	116,134
Less: Deferred revenue, current, beginning of period	(124,774)	(113,454)	(128,592)	(112,432)

Short-term billings	$47,616	$46,055	$90,924	$88,106

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenues	$48,611	$43,375	$95,737	$84,404
Deferred revenue, end of period	147,891	143,578	147,891	143,578
Less: Deferred revenue, beginning of period	(152,405)	(146,150)	(160,539)	(147,337)

Billings	$44,097	$40,803	$83,089	$80,645

(1)	Per share amounts may not add due to rounding.